UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on May 31, 2019 (the “Original Form 8-K”), Flotek Industries, Inc. (the “Company”) reported the voting results of the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 24, 2019. The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency of future non-binding stockholder advisory votes on the compensation of its named executive officers. Except as set forth herein, no other modifications have been made to information contained in the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, at the Annual Meeting, in accordance with the recommendation of the board of directors of the Company (the “Board”), the Company’s stockholders approved, on an advisory basis, “1 Year” as the preferred frequency of solicitation of stockholder advisory votes on the compensation of the Company’s named executive officers. Consistent with the voting results at the Annual Meeting, the Board has determined to hold a non-binding advisory vote on executive compensation every year.

Accordingly, the Company will request an advisory vote on executive compensation each year through 2025, when the next stockholder vote on the frequency of say-on-pay votes is required, or until the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: October 7, 2019	/s/ Elizabeth T. Wilkinson
Elizabeth T. Wilkinson
Chief Financial Officer